EXHIBIT A

JOINT FILING AGREEMENT

We, the undersigned, hereby express our agreement that the attached Schedule 13D is, and any further amendments thereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This agreement may be terminated with respect to the obligations to jointly file future amendments to such statement on Schedule 13D as to any of the undersigned upon such person giving written notice thereof to each of the other persons signatory hereto, at the principal office thereof.

Date: February 27, 2017	COLUMBIA PIPELINE GROUP, INC.

	By:	/s/ Nathaniel A. Brown
	Name:	Nathaniel A. Brown
	Title:	Controller and Principal Financial Officer

	By:	/s/ Jon A. Dobson
	Name:	Jon A. Dobson
	Title:	Corporate Secretary

TRANSCANADA PIPELINE USA LTD.

	By:	/s/ Nathaniel A. Brown
	Name:	Nathaniel A. Brown
	Title:	Vice-President

	By:	/s/ Jon A. Dobson
	Name:	Jon A. Dobson
	Title:	Corporate Secretary

TRANSCANADA PIPELINES LIMITED

	By:	/s/ Christine R. Johnston
	Name:	Christine R. Johnston
	Title:	Vice-President, Law and Corporate Secretary

	By:	/s/ Joel E. Hunter
	Name:	Joel E. Hunter
	Title:	Vice-President, Finance and Treasurer

TRANSCANADA CORPORATION

	By:	/s/ Christine R. Johnston
	Name:	Christine R. Johnston
	Title:	Vice-President, Law and Corporate Secretary

By:	/s/ Joel E. Hunter
Name:	Joel E. Hunter
Title:	Vice-President, Finance and Treasurer

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